As Authorized by the Compensation and
                                                Pension Committee April 29, 1999
                                                   to be Effective June 10, 1999




                                 THIRD AMENDMENT
                                     TO THE
                              LEXMARK HOLDING, INC.
                                STOCK OPTION PLAN
                       FOR EXECUTIVES AND SENIOR OFFICERS
              (As amended October 31, 1994 and September 13, 1995)

         This is the Third Amendment to the Lexmark Holding, Inc. Stock Option Plan for Executives and Senior Officers (as amended October 31, 1994 and September 13, 1995) (the "Plan;" capitalized terms used herein and not defined have the meaning ascribed to such terms in the Plan).

         WHEREAS, pursuant to Section 5.3 of the Plan, the Committee, in its sole discretion, is authorized to adjust the number and class of Options and the number of shares of Common Stock available for issuance upon exercise of such Options granted under the Plan if it shall deem such an adjustment to be necessary or appropriate to reflect, among other things, a stock dividend or stock split of the Common Stock;

         WHEREAS, the Board has approved a two-for-one stock split of the Common Stock to be effected in the form of a 100% stock dividend on June 10, 1999; and

         WHEREAS, Section 5.1 of the Plan currently provides that the maximum number of Options and the maximum number of shares of Common Stock subject to Options granted under the Plan may not exceed 2,300,250.

         NOW, THEREFORE, the Plan is hereby amended, effective as of June 10, 1999, as follows:

         1. Section 5.1 of the Plan is amended in its entirety to read as follows:

                  "5.1 Number. Subject to the provisions of Sections 5.2 and 5.3, the maximum number of Options (and the maximum number of shares of Common Stock subject to Options) granted under the Plan may not exceed 4,600,500 (after giving effect to the stock split of the Common Stock immediately prior to the initial public offering and the stock split of the Common Stock effective June 10, 1999). The shares of Common Stock to be delivered upon the exercise of Options granted under the Plan may consist, in whole or in part, of treasury Common Stock or authorized but unissued Common Stock, not reserved for any other purpose."

         In all other respects, the Plan is hereby ratified and confirmed.